Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

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         Name                            State or jurisdiction of incorporation
         ----                            --------------------------------------
VLT Corporation                                              Texas, USA
Vicor GmbH                                                   Germany
Vicor International Inc.                                     U.S. Virgin Islands
VICR Securities Corporation                                  Massachusetts, USA
Vicor France SARL                                            France
Vicor Italy SRL                                              Italy
Vicor Hong Kong Ltd.                                         Hong Kong
Vicor U.K. Ltd.                                              United Kingdom
Vicor B.V.                                                   Netherlands
Vicor Japan Company Ltd.                                     Japan
Vicor Development Corporation                                Delaware, USA
       Aegis Power Systems, Inc.                             Delaware, USA
       Mission Power Solutions, Inc.                         Delaware, USA
       Northwest Power Integrations, Inc.                    Delaware, USA
       Converpower Corporation                               Delaware, USA
       Freedom Power Systems, Inc.                           Delaware, USA

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